Exhibit 99.3

Frequently Used Terms

Listed below are definitions of several of ExxonMobil’s key business and financial performance measures and other terms. These definitions are provided to facilitate understanding of the terms and their calculation. In the case of financial measures that we believe constitute “non-GAAP financial measures” under Securities and Exchange Commission Regulation G, we provide a reconciliation to the most comparable Generally Accepted Accounting Principles (GAAP) measure and other information required by that rule.

EARNINGS EXCLUDING MERGER EXPENSES, DISCONTINUED OPERATIONS, ACCOUNTING CHANGE, AND OTHER SPECIAL ITEMS

In addition to reporting U.S. GAAP defined net income, ExxonMobil also presents a measure of earnings that excludes merger effects, earnings from discontinued operations, a required accounting change, and other special items quantified and described in our quarterly and annual earnings press releases. Earnings excluding the aforementioned items is a non-GAAP financial measure, and is included to facilitate comparisons of base business performance across periods. A reconciliation to net income is shown on page 5. We also refer to earnings excluding merger expenses, discontinued operations, accounting changes, and other special items as normalized earnings. Earnings per share amounts use the same average common shares outstanding as used for the calculation of net income per common share and net income per common share – assuming dilution.

OPERATING COSTS

Operating costs are the combined total of production, manufacturing, selling, general, administrative, exploration, depreciation, and depletion expenses from the Consolidated Statement of Income and ExxonMobil’s share of similar costs for equity companies. Operating costs are the costs during the period to produce, manufacture, and otherwise prepare the company’s products for sale – including energy costs, staffing, maintenance, and other costs to explore for and produce oil and gas, and operate refining and chemical plants. Distribution and marketing expenses are also included. Operating costs exclude the cost of raw materials, taxes, merger expenses, discontinued operations, and interest expense. These expenses are on a before-tax basis. While ExxonMobil’s management is responsible for all revenue and expense elements of net income, operating costs, as defined below, represent the expenses most directly under management’s control. Information regarding these costs is therefore useful for investors and ExxonMobil management in evaluating management’s performance.

Reconciliation of Operating Costs

(millions of dollars)	2005	2004	2003
From ExxonMobil’s Consolidated Statement of Income
Total costs and other deductions	311,248	256,794	214,772
Less:
Crude oil and product purchases	185,219	139,224	107,658
Interest expense	496	638	207
Excise taxes	30,742	27,263	23,855
Other taxes and duties	41,554	40,954	37,645
Income applicable to minority and preferred interests	799	776	694

Subtotal	52,438	47,939	44,713
ExxonMobil’s share of equity-company expenses	4,520	4,209	3,937

Total operating costs	56,958	52,148	48,650

Components of Operating Costs

(millions of dollars)	2005	2004	2003
From ExxonMobil’s Consolidated Statement of Income
Production and manufacturing expenses	26,819	23,225	21,260
Selling, general, and administrative expenses	14,402	13,849	13,396
Depreciation and depletion	10,253	9,767	9,047
Exploration expenses, including dry holes	964	1,098	1,010

Subtotal	52,438	47,939	44,713
ExxonMobil’s share of equity-company expenses	4,520	4,209	3,937

Total operating costs	56,958	52,148	48,650

CAPITAL EMPLOYED

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used by the businesses, it includes ExxonMobil’s net share of property, plant, and equipment and other assets less liabilities, excluding both short-term and long-term debt. When viewed from the perspective of the sources of capital employed in total for the Corporation, it includes ExxonMobil’s share of total debt and shareholders’ equity. Both of these views include ExxonMobil’s share of amounts applicable to equity companies, which the Corporation believes should be included to provide a more comprehensive measure of capital employed.

(millions of dollars)	2005	2004	2003
Business uses: asset and liability perspective
Total assets	208,335	195,256	174,278
Less liabilities and minority share of assets and liabilities
Total current liabilities excluding notes and loans payable	(44,536)	(39,701)	(33,597)
Total long-term liabilities excluding long-term debt and equity of minority and preferred shareholders in affiliated companies	(41,095)	(41,554)	(37,839)
Minority share of assets and liabilities	(4,863)	(5,285)	(4,945)
Add ExxonMobil share of debt-financed equity-company net assets	3,450	3,914	4,151

Total capital employed	121,291	112,630	102,048

Total corporate sources: debt and equity perspective
Notes and loans payable	1,771	3,280	4,789
Long-term debt	6,220	5,013	4,756
Shareholders’ equity	111,186	101,756	89,915
Less minority share of total debt	(1,336)	(1,333)	(1,563)
Add ExxonMobil share of equity-company debt	3,450	3,914	4,151

Total capital employed	121,291	112,630	102,048

RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE)

Return on average capital employed (ROCE) is a performance measure ratio. From the perspective of the business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning- and end-of-year amounts). These segment earnings include ExxonMobil’s share of segment earnings of equity companies, consistent with the Corporation’s definition of capital employed and excluding the cost of financing. The Corporation’s total ROCE is net income excluding the after-tax cost of financing, divided by total corporate average capital employed. The Corporation has consistently applied its ROCE definition for many years and views it as the best measure of historical capital productivity in our capital-intensive, long-term industry, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. Additional measures, which tend to be more cash-flow based, are used for future investment decisions.

Return on Average Capital Employed

(millions of dollars)	2005	2004	2003
Net income	36,130	25,330	21,510
Financing costs (after tax)
Third-party debt	(1)	(137)	(69)
ExxonMobil share of equity companies	(144)	(185)	(172)
All other financing costs – net	(295)	54	1,775 (1)

Total financing costs	(440)	(268)	1,534

Earnings excluding financing costs	36,570	25,598	19,976

Average capital employed	116,961	107,339	95,373
Return on average capital employed – corporate total	31.3%	23.8%	20.9%

(1)	“All other financing costs – net” in 2003 includes interest income (after tax) associated with the settlement of a U.S. tax dispute.

TOTAL SHAREHOLDER RETURN

Shareholder return measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. We calculate shareholder return over a particular measurement period by: dividing (1) the sum of (a) the cumulative value of dividends received during the measurement period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the measurement period; by (2) the stock price at the beginning of the measurement period. For this purpose, we assume dividends are reinvested in stock at market prices at approximately the same time actual dividends are paid. Shareholder return is usually quoted on an annualized basis.

CAPITAL AND EXPLORATION EXPENDITURES (CAPEX)

Capital and exploration expenditures (Capex) are the combined total of additions at cost to property, plant, and equipment and exploration expenses on a before-tax basis from the Consolidated Statement of Income. ExxonMobil’s Capex includes its share of similar costs for equity companies. Capex excludes depreciation on the cost of exploration support equipment and facilities recorded to property, plant, and equipment when acquired. While ExxonMobil’s management is responsible for all investments and elements of net income, particular focus is placed on managing the controllable aspects of this group of expenditures.

FINDING AND RESOURCE-ACQUISITION COSTS

Finding and resource-acquisition costs per oil-equivalent barrel is a performance measure that is calculated using the Exploration portion of Upstream capital and exploration expenditures and proved property acquisition costs divided by resource additions (in oil-equivalent barrels). ExxonMobil refers to new discoveries and acquisitions of discovered resources as resource additions. In addition to proved reserves, resource additions include quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future.

	2005	2004	2003
Exploration portion of Upstream capital and exploration expenditures (millions of dollars)	1,693	1,283	1,215
Proved property acquisition costs (millions of dollars)	174	93	—
Total exploration and proved property acquisition costs (millions of dollars)	1,867	1,376	1,215
Resource additions (millions of oil-equivalent barrels)	4,365	2,950	2,115
Finding and resource-acquisition costs per oil-equivalent barrel (dollars)	0.43	0.47	0.57

LIQUIDS AND NATURAL GAS PROVED RESERVES

In this report, we use the term “proved reserves” to mean quantities of oil and gas that ExxonMobil has determined to be reasonably certain of recovery under existing economic and operating conditions on the basis of our long-standing, rigorous management review process. We only book proved reserves when we have made significant funding commitments for the related projects. In this report, we aggregate proved reserves of consolidated and equity companies, excluding royalties and quantities due others, since ExxonMobil does not view these reserves differently from a management perspective. To reflect management’s view of ExxonMobil’s total liquids reserves, proved reserves in this report also include tar-sands reserves from Canadian Syncrude operations, which are reported separately as mining reserves in our SEC filings. Tar-sands reserves included in this report totaled 738 million barrels at year-end 2005, 757 million barrels at year-end 2004, 781 million barrels at year-end 2003, 800 million barrels at year-end 2002, and 821 million barrels at year-end 2001. For our own management purposes and as discussed in this report, we determine proved reserves based on our long-term view of future price levels consistent with our investment decisions. Based on Securities and Exchange Commission guidance, ExxonMobil also began in 2004 to state our results to reflect the impacts on proved reserves of utilizing December 31 liquids and natural gas prices (“year-end price/cost revisions”). On this basis, year-end proved reserves, including year-end price/cost revisions, totaled 22.4 billion oil-equivalent barrels in 2005 and 21.7 billion oil-equivalent barrels in 2004. Excluding year-end price/cost revisions, 2005 proved reserves also totaled 22.4 billion oil-equivalent barrels, while 2004 proved reserves totaled 22.2 billion oil-equivalent barrels.

RESOURCES, RESOURCE BASE, AND RECOVERABLE RESOURCES

Resources, resource base, recoverable oil, recoverable hydrocarbons, recoverable resources, and similar terms used in this report are the total remaining estimated quantities of oil and gas that are expected to be ultimately recoverable. In addition to proved reserves, the resource base includes quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future.

PROVED RESERVES REPLACEMENT RATIO

Proved reserves replacement ratio is a performance measure that is calculated using proved oil-equivalent reserves additions divided by oil-equivalent production. Both proved reserves additions and production include amounts applicable to equity companies. The ratio usually reported by ExxonMobil excludes sales and year-end price/cost revisions, and includes Canadian tar-sands mining operations in both additions and production volumes. See the definition of “liquids and natural gas proved reserves” above. When reporting the ratio, the inclusions and exclusions are listed, as appropriate.

PROVED RESERVES REPLACEMENT COSTS

Proved reserves replacement costs per oil-equivalent barrel is a performance measure ratio. Proved reserves replacement costs per barrel are costs incurred in property acquisition and exploration, plus costs incurred in development activities divided by proved oil-equivalent reserves additions, excluding sales. Both the costs incurred and the proved reserves additions include amounts applicable to equity companies as well as Canadian tar-sands operations and exclude year-end price/cost revisions. See the definition of “liquids and natural gas proved reserves” on the preceding page.

(millions of dollars)	2005	2004	2003
Costs incurred
Property acquisition costs	453	134	45
Exploration costs	1,420	1,255	1,181
Development costs	10,561	9,122	9,856
Total costs incurred	12,434	10,511	11,082

(millions of barrels)	2005	2004	2003
Proved oil-equivalent reserves additions
Revisions	377	140	619
Improved recovery	31	28	116
Extensions/discoveries	1,461	1,809	961
Purchases	122	11	2
Total oil-equivalent reserves additions	1,991	1,988	1,698

Proved reserves replacement costs	6.25	5.29	6.53

HEAVY OIL

Heavy oil, for the purpose of this report, includes heavy oil, extra heavy oil, and bitumen, as defined by the World Petroleum Congress in 1987 based on API gravity and viscosity at reservoir conditions. Heavy oil has an API gravity between 10 and 22.3 degrees. The API gravity of extra heavy oil and bitumen is less than 10 degrees. Extra heavy oil has a viscosity less than 10 thousand centipoise, whereas the viscosity of bitumen is greater than 10 thousand centipoise. The term “tar sands” is used to indicate heavy oil (generally bitumen) that is recovered in a mining operation.

CASH FLOW FROM OPERATIONS AND ASSET SALES

Cash flow from operations and asset sales is the sum of the net cash provided by operating activities and proceeds from sales of subsidiaries, investments, and property, plant, and equipment from the Summary Statement of Cash Flows. This cash flow is the total sources of cash from both operating the Corporation’s assets and from the divesting of assets. The Corporation employs a long-standing and regular disciplined review process to ensure that all assets are contributing to the Corporation’s strategic and financial objectives. Assets are divested when they are no longer meeting these objectives, or are worth considerably more to others. Because of the regular nature of this activity, we believe it is useful for investors to consider sales proceeds together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities, including shareholder distributions.

(millions of dollars)	2005	2004	2003
Net cash provided by operating activities	48,138	40,551	28,498
Sales of subsidiaries, investments and property, plant, and equipment	6,036	2,754	2,290

Cash flow from operations and asset sales	54,174	43,305	30,788

DISTRIBUTIONS TO SHAREHOLDERS

The Corporation distributed cash to shareholders in the form of both dividends and share purchases. Shares are purchased both to reduce shares outstanding and to offset shares issued in conjunction with company benefit plans and programs. For purposes of calculating distributions to shareholders, the Corporation only includes the cost of those shares purchased to reduce shares outstanding.

(millions of dollars)	2005	2004	2003
Dividends paid to ExxonMobil shareholders	7,185	6,896	6,515
Cost of shares purchased to reduce shares outstanding	16,000	8,000	5,000

Distributions to ExxonMobil shareholders	23,185	14,896	11,515

Memo: Gross cost of shares purchased to offset shares issued under benefit plans and programs	2,221	1,951	881

Exxon Mobil Corporation

FUNCTIONAL EARNINGS

	2005 Quarters
(millions of dollars)	First	Second	Third	Fourth	2005	2004	2003	2002	2001
Net Income (U.S. GAAP)
Upstream
United States	1,353	1,389	1,671	1,787	6,200	4,948	3,905	2,524	3,933
Non-U.S.	3,701	3,519	5,678	5,251	18,149	11,727	10,597	7,074	6,803

Total	5,054	4,908	7,349	7,038	24,349	16,675	14,502	9,598	10,736
Downstream
United States	645	999	1,109	1,158	3,911	2,186	1,348	693	1,924
Non-U.S.	808	1,022	1,019	1,232	4,081	3,520	2,168	607	2,303

Total	1,453	2,021	2,128	2,390	7,992	5,706	3,516	1,300	4,227
Chemical
United States	492	343	70	281	1,186	1,020	381	384	298
Non-U.S.	940	471	402	944	2,757	2,408	1,051	446	409

Total	1,432	814	472	1,225	3,943	3,428	1,432	830	707
Corporate and financing	(79)	(103)	(29)	57	(154)	(479)	1,510	(442)	(142)
Merger expenses	0	0	0	0	0	0	0	(275)	(525)
Discontinued operations	0	0	0	0	0	0	0	449	102
Extraordinary gain	0	0	0	0	0	0	0	0	215
Accounting change	0	0	0	0	0	0	550	0	0

Net income (U.S. GAAP)	7,860	7,640	9,920	10,710	36,130	25,330	21,510	11,460	15,320

Net income per common share (dollars)	1.23	1.21	1.60	1.72	5.76	3.91	3.24	1.69	2.23
Net income per common share - assuming dilution (dollars)	1.22	1.20	1.58	1.71	5.71	3.89	3.23	1.68	2.21

Merger Effects, Discontinued Operations, Accounting Change, and Other Special Items

Upstream
United States	0	0	0	0	0	0	0	0	0
Non-U.S.	0	0	1,620	0	1,620	0	1,700	(215)	0

Total	0	0	1,620	0	1,620	0	1,700	(215)	0
Downstream
United States	0	(200)	0	0	(200)	(550)	0	0	0
Non-U.S.	310	0	0	0	310	0	0	0	0

Total	310	(200)	0	0	110	(550)	0	0	0
Chemical
United States	0	0	0	0	0	0	0	0	0
Non-U.S.	150	0	0	390	540	0	0	0	0

Total	150	0	0	390	540	0	0	0	0
Corporate and financing	0	0	0	0	0	0	2,230	0	0
Merger expenses	0	0	0	0	0	0	0	(275)	(525)
Discontinued operations	0	0	0	0	0	0	0	449	102
Extraordinary gain	0	0	0	0	0	0	0	0	215
Accounting change	0	0	0	0	0	0	550	0	0

Corporate total	460	(200)	1,620	390	2,270	(550)	4,480	(41)	(208)

Earnings Excluding Merger Effects, Discontinued Operations, Accounting Change, and Other Special Items (1)

Upstream
United States	1,353	1,389	1,671	1,787	6,200	4,948	3,905	2,524	3,933
Non-U.S.	3,701	3,519	4,058	5,251	16,529	11,727	8,897	7,289	6,803

Total	5,054	4,908	5,729	7,038	22,729	16,675	12,802	9,813	10,736
Downstream
United States	645	1,199	1,109	1,158	4,111	2,736	1,348	693	1,924
Non-U.S.	498	1,022	1,019	1,232	3,771	3,520	2,168	607	2,303

Total	1,143	2,221	2,128	2,390	7,882	6,256	3,516	1,300	4,227
Chemical
United States	492	343	70	281	1,186	1,020	381	384	298
Non-U.S.	790	471	402	554	2,217	2,408	1,051	446	409

Total	1,282	814	472	835	3,403	3,428	1,432	830	707
Corporate and financing	(79)	(103)	(29)	57	(154)	(479)	(720)	(442)	(142)

Corporate total	7,400	7,840	8,300	10,320	33,860	25,880	17,030	11,501	15,528

Earnings per common share (dollars)	1.16	1.24	1.34	1.66	5.40	3.99	2.57	1.70	2.27
Earnings per common share - assuming dilution (dollars)	1.15	1.23	1.32	1.65	5.35	3.97	2.56	1.69	2.25

(1)	See Frequently Used Terms.

Exxon Mobil Corporation

RETURN ON AVERAGE CAPITAL EMPLOYED (1) BY BUSINESS

(percent)	2005	2004	2003	2002	2001
Upstream
United States	46.0	37.0	28.9	19.0	30.4
Non-U.S.	45.6	31.5	31.0	23.7	25.1
Total	45.7	32.9	30.4	22.3	26.8
Downstream
United States	58.8	28.6	16.7	8.6	25.0
Non-U.S.	22.6	18.0	11.5	3.4	12.4
Total	32.4	21.0	13.0	5.0	16.1
Chemical
United States	23.1	19.4	7.3	7.3	7.2
Non-U.S.	30.9	25.7	11.8	5.3	5.8
Total	28.0	23.5	10.2	6.1	6.4
Corporate and financing	NA	NA	NA	NA	NA
Discontinued operations	—	—	—	63.2	7.2
Corporate total	31.3	23.8	20.9	13.5	17.8

(1) Capital employed consists of shareholders’ equity and their share of consolidated debt, including ExxonMobil’s share of amounts applicable to equity companies. See Frequently Used Terms.

AVERAGE CAPITAL EMPLOYED (1) BY BUSINESS

(millions of dollars)	2005	2004	2003	2002	2001
Upstream
United States	13,491	13,355	13,508	13,264	12,952
Non-U.S.	39,770	37,287	34,164	29,800	27,077

Total	53,261	50,642	47,672	43,064	40,029
Downstream
United States	6,650	7,632	8,090	8,060	7,711
Non-U.S.	18,030	19,541	18,875	17,985	18,610

Total	24,680	27,173	26,965	26,045	26,321
Chemical
United States	5,145	5,246	5,194	5,235	5,506
Non-U.S.	8,919	9,362	8,905	8,410	8,333

Total	14,064	14,608	14,099	13,645	13,839
Corporate and financing	24,956	14,916	6,637	4,878	6,399
Discontinued operations	0	0	0	710	1,412

Corporate total	116,961	107,339	95,373	88,342	88,000

Average capital employed applicable to equity companies included above	20,256	18,049	15,587	14,001	13,902

(1) Average capital employed is the average of the beginning- and end-of-year business segment capital employed. See Frequently Used Terms.